Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2011, relating to the financial statements of GAMCO Investors, Inc. and Subsidiaries, and the effectiveness of GAMCO Investors, Inc. and Subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of GAMCO Investors, Inc. and Subsidiaries for the years ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
      DELOITTE & TOUCHE LLP

New York, New York
February 22, 2011